Exhibit 10.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 8th day of November, 2017 by and among Oragenics, Inc., a Florida corporation (the “Company”), and each of the several holders of Registrable Securities (as defined below) signatory hereto (each such holder, a “Holder” and, collectively, the “Holders”). Capitalized terms used herein have the respective meanings ascribed thereto in that certain Securities Purchase Agreement dated November 8, 2017 by and among the Company and the other parties signatory thereto (the “Purchase Agreement”) unless otherwise defined herein.

R E C I T A L S

WHEREAS, the Company issued shares of Series A convertible preferred stock (the “Series A Convertible Preferred Stock”) and a Common Stock Purchase Warrant to each of MSD Credit Opportunity Master Fund, L.P., Harvest Intrexon Enterprise Fund I, L.P. and Harvest Intrexon Enterprise Fund I (AI), L.P. pursuant to that certain Securities Purchase Agreement entered into by such parties and the Company on May 10, 2017 (the “May 2017 Purchase Agreement”) and granted certain registration rights pursuant to that certain Registration Rights Agreement dated May 10, 2017 (the “May 2017 Registration Rights Agreement”).

WHEREAS, the Company has issued shares of Series B Convertible Preferred Stock and a Common Stock Purchase Warrant in favor of each Holder, each dated as of the date hereof and acknowledged by such Holder, as such may be amended and supplemented from time to time; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Holders as set forth below and to also amend and restate the May 2017 Registration Rights Agreement.

NOW, THEREFORE, in consideration of the promises, covenants and conditions set forth herein, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and any securities into which such shares may hereinafter be reclassified.

“Conversion Shares” shall mean collectively the shares of Common Stock of the Company or other Securities issuable upon conversion of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect .

“Initiating Holder” means any Holder who properly initiates a registration request under this Agreement.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Shares” means (i) any shares of Common Stock owned by the Holders, (ii) the Conversion Shares, (iii) the Warrant Shares, and (iv) any other securities issued or issuable with respect to or in exchange for the Conversion Shares and Warrant Shares, whether by merger, charter amendment or otherwise; provided, that, a security shall not be a Registrable Share (A) upon sale pursuant to a Registration Statement or Rule 144, or (B) while such security is eligible for sale without restriction by the Holders pursuant to Rule 144, assuming, for purposes of such determination with respect to each Holder, the full conversion or exercise by such Holder of all convertible securities held by such Holder (disregarding for this purpose any and all limitations of any kind on conversion or exercise of any convertible securities owned by such Holder).

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Shares pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Holders” means the Holders holding at least a majority of the Conversion Shares and Warrant Shares, considered collectively, then outstanding (disregarding for this purpose any and all limitations of any kind on conversion or exercise of any convertible securities owned by such Holder).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect .

“Warrants” means collectively the Common Stock Purchase Warrants issued to the Holders pursuant to the Purchase Agreement and the May 2017 Purchase Agreement.

“Warrant Shares” shall mean collectively the shares of Common Stock of the Company issuable upon exercise of the Warrants in accordance with their terms, as such number may be adjusted pursuant to the provisions thereof, and any other Securities to which the holder may become entitled pursuant to the terms of the Warrants.

2. Registration.

(a) Filing of the Registration Statement. At any time after the date hereof, any Holder may request registration under the Securities Act of the Registrable Shares with respect to at least fifty percent (50%) of such Holder’s Registrable Securities having an anticipated aggregate offering price, net of Selling Expenses, of at least $1.0 million. Upon receipt of such request, the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holder, (ii) cause to be prepared and filed with the Commission a Registration Statement on Form S-3 (or, if the Company is not eligible to use Form S-3, on Form S-1) as soon as practicable and in any event within thirty (30) days of such request (the “Filing Deadline”) for purposes of registering for sale to the public the Registrable Shares that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and (iii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act by the Commission as soon as practicable thereafter and in any event no later than ninety (90) days after the date of such request. If the Company files the Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3, the Company shall file a post-effective amendment to such Form S-1 on Form S-3 and use its commercially reasonable efforts to cause the Registration Statement, as so amended, to become effective within thirty (30) days of the filing thereof. Subject to any Commission comments, the foregoing Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Holder shall be named as an “underwriter” in such Registration Statement without such Holder’s prior written consent. If the Registration Statement covering the Registrable Shares is not filed with the Commission on or prior to its Filing Deadline, the Company will make pro rata payments to each Holder that requested that its Registrable Shares be included on such Registration Statement, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Holder pursuant to the Purchase Agreement for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Shares. Such payments shall constitute each Holder’s exclusive monetary remedy for such event, but shall not affect the right of the Holder to seek injunctive relief. Such payments shall be made to each such Holder in cash no later than three (3) Business Days after the end of each 30-day period.

(b) Effectiveness.

(i) Following the declaration of effectiveness by the Commission of the Registration Statement filed pursuant to Section 2(a), the Company shall (i) use commercially reasonable efforts to cause such Registration Statement to remain effective until such time as there cease to be Registrable Shares, (ii) use commercially reasonable efforts to prepare and file with the Commission such amendments and supplements to such Registration

Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until such time as there cease to be Registrable Shares, (iii) furnish to each Holder offering Registrable Shares under such Registration Statement such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus complying with the requirements of the Securities Act, as such Holder may reasonably request, (iv) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statement during such period in accordance with the intended methods of distribution by the selling holders thereof set forth in the Registration Statement, and (v) prior to any public offering of Registrable Shares, cooperate with the selling holders and the underwriter(s), if any, in connection with the registration and qualification of the Registrable Shares under the state securities or “blue sky” laws of such jurisdictions within the United States of America as the selling holders or underwriter(s), if any, may reasonably request and to use commercially reasonable efforts to do any and all other acts or things necessary or advisable to permit the disposition in such jurisdictions of the Registrable Shares covered by the Registration Statement in a manner that is in compliance with the applicable laws of such jurisdiction or, in the event that the registration does not involve an underwritten public offering, as each such selling holder shall reasonably request. The Company will promptly, and in any event within one (1) Business Day of having received notice of the following, notify each Holder of (1) any stop order issued or, to the knowledge of the Company, threatened by the Commission and take all commercially reasonable actions to obtain the withdrawal or lifting of such order if it has been issued or prevent the entry of such stop order if it has not yet been issued; (2) when the Registration Statement or any post-effective amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; (3) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information; and (4) any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(ii) If after a Registration Statement has been declared effective by the Commission sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding any Suspension Period or the inability of any Holder to sell the Registrable Shares covered thereby due to market conditions, then the Company will make pro rata payments to each Holder that requested that its Registrable Shares be included on such Registration Statement, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Holder pursuant to the Purchase Agreement, for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective and such Holder then held Registrable Shares (the “Blackout Period”). The amounts payable as liquidated damages pursuant to this Section 2(b)(ii) shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall constitute each Holder’s exclusive monetary remedy for such event, but shall not affect the right of the Holder to seek injunctive relief. Such payments shall be made to each such Holder in cash.

(c) Right to Piggyback Registration.

(i) If at any time following the date of this Agreement that any Registrable Shares remain outstanding the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders (including, without limitation, Intrexon Corporation or its affiliates (collectively, “Intrexon”)), it shall at each such time promptly give written notice to the Holders, in accordance with the provisions of Section 5(b) below, of its intention to do so (but in no event less than thirty (30) days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after receipt of the Company’s notice (a “Piggyback Registration”). Such notice shall offer the Holders the opportunity to register such number of shares of Registrable Shares as each such Holder may request and shall indicate the intended method of distribution of such Registrable Shares. By written notice delivered to the Company, any Holder (an “Opting-Out Holder”) may elect to waive its right to participate in Piggyback Registrations (“Registration Opt-Out”), until such time as such written notice is rescinded in writing. During such time as a Registration Opt-Out is in effect: (x) the Opting-Out Holder shall not receive notices of any proposed Piggyback Registration and (y) shall not be entitled to participate in any such Piggyback Registration pursuant to this Section 2(c).

(ii) Notwithstanding the foregoing, (A) if such registration involves an underwritten public offering, the Holders must sell their Registrable Shares to, if applicable, the underwriter(s) at the same price and subject to the same underwriting discounts and commissions that apply to the other securities sold in such offering (it being acknowledged that the Company shall be responsible for other expenses as set forth in Section 3(b)) and subject to the Holders entering into customary underwriting documentation for selling stockholders in an underwritten public offering, and (B) if, at any time after giving written notice of its intention to register any Registrable Shares pursuant to Section 2(c)(i) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to cause such registration statement to become effective under the Securities Act, the Company shall deliver written notice to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Shares in connection with such registration; provided, however, that nothing contained in this Section 2(c)(ii) shall limit the Company’s liabilities and/or obligations under this Agreement, including, without limitation, the obligation to pay liquidated damages under this Section 2.

(d) Underwriting Requirements.

(i) If, at any time after the filing of a registration statement pursuant to Section 2(a), any Holder intends to distribute at least $15 million of Registrable Shares (including Registrable Shares held by other Holders) by means of an underwriting, then such Holder (the “Requesting Holder”) shall so advise the Company. The underwriter(s) will be selected by the Requesting Holder, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Shares in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2(d)(iii)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that only the Holders distributing securities through such offering shall be required to sign a lock-up agreement and in no event shall any such lock-up agreement restrict such Holders for a period longer than (i) imposed upon the Company or its officers and directors, (ii) imposed on Intrexon or (iii) ninety (90) days following the effective date of the Registration Statement. Any discretionary waiver or termination of the lock-up restrictions described above by the Company or the underwriter(s) shall apply pro rata to all Holders subject to such lock-up restrictions and, if Intrexon is distributing securities through such offering, to Intrexon, based on the number of Registrable Shares (or Common Stock owned by Intrexon that would constitute Registrable Shares if it were owned by a Holder (such Common Stock, “Intrexon Registrable Shares”)) included in such underwriting. Notwithstanding any other provision of this Section 2(d)(i), if the managing underwriter(s) advise(s) the Requesting Holder in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Requesting Holder shall so advise all Holders that otherwise would be underwritten pursuant hereto, and the number of Registrable Shares and Intrexon Registrable Shares that may be included in the underwriting shall be allocated among such Holders, including the Requesting Holder, and Intrexon in proportion (as nearly as practicable) to the number of Registrable Shares and Intrexon Registrable Shares owned by each Holder and Intrexon or in such other proportion as shall mutually be agreed to by all such selling Holders and Intrexon Corporation; provided, however, that the number of Registrable Shares held by the Holders to be included in such underwriting shall not be reduced unless all other securities (other than Intrexon Registrable Shares) are first entirely excluded from the underwriting.

(ii) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2(c), the Company shall not be required to include any of the Holders’ Registrable Shares in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company; provided, however, that only the Holders distributing securities through such offering shall be required to sign a lock-up agreement and in no event shall any such lock-up agreement restrict such Holders for a period longer than (i) imposed upon the Company or its officers and directors, (ii) imposed on Intrexon or (iii) ninety (90) days following the effective date of the Registration Statement. Any discretionary waiver or termination of the lock-up restrictions described above by the Company or the underwriters shall apply pro rata to all Holders subject to such lock-up restrictions and, if Intrexon is distributing securities through such offering, to Intrexon, based on the number of Registrable Shares and Intrexon Registrable Shares included in such underwriting. If the total number of securities, including Registrable Shares and Intrexon Registrable Shares, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares and Intrexon Registrable Shares, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Shares and Intrexon Registrable Shares requested to be registered can be included in such offering, then the Registrable Shares and Intrexon Registrable Shares that are included in such offering shall be allocated among the selling Holders and Intrexon in proportion (as nearly as practicable) to the number of Registrable Shares and Intrexon Registrable Shares owned by each selling Holder and Intrexon or in such other proportions as shall mutually be agreed to by all such selling Holders and Intrexon Corporation. Notwithstanding the foregoing, in no event shall the number of Registrable Shares included in the offering be reduced unless all other securities (other than securities to be sold by the Company or Intrexon Registrable Shares) are first entirely excluded from the offering. For purposes of the provision in this Section 2(d)(ii) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and immediate family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Shares owned by all Persons included in such “selling Holder,” as defined in this sentence.

(iii) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2(c), the Company shall enter into and perform its obligations under an underwriting agreement, in customary form, with the underwriter(s) of such offering and the Company shall comply with all customary requests by such underwriter(s), including, but not limited to, the delivery of a legal opinion, negative assurance letter and comfort letter, providing due diligence materials as reasonably requested by the underwriter(s) and participating in a road show if requested by the underwriter(s).

3. Qualifications; Obligations; Restrictions. The obligations of the Company under Section 2 are subject to the following qualifications:

(a) The Company shall not include in any registration, qualification or compliance requested pursuant to Section 2(a) any other securities (including, without limitation, those to be issued and sold by the Company) without the prior written consent of the Required Holders; provided that Common Stock held by Intrexon as of the date hereof may be included in any such registration, qualification or compliance without the prior written consent of the Required Holders;

(b) the Company shall pay all expenses incurred in complying with Section 2, including, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and reasonable and documented fees and disbursements, not to exceed $15,000, of one counsel for all of the Holders selected by the Holders of a majority of the Registrable Shares to be included in such registration, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or “blue sky” laws of any jurisdictions pursuant to Section 2(b)(i);

(c) the Company shall not grant any right relating to the registration of its securities if the exercise thereof conflicts with or restricts the exercise and enjoyment of any of the rights granted under this Agreement, without the written consent of the Required Holders, which consent may be given or withheld in the sole discretion of such Holders. The Company will not permit at any time after the date hereof any of its Subsidiaries to grant any right relating to the registration of its securities until the termination of this Agreement;

(d) the Company shall use its best efforts to cause all Registrable Shares covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed; and

(e) the Company shall, with a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Holders to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Shares may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Shares shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Holder upon request, as long as such Holder owns any Registrable Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the Commission that permits the selling of any such Registrable Shares without registration.

4. Obligations of Holders of Registrable Shares.

(a) Subject to the provisions of this Section 4, following the effectiveness of a Registration Statement, the Company may direct the Holders, in accordance with Section 4(b), to suspend sales of Registrable Shares pursuant to such Registration Statement and the use of any Prospectus or preliminary Prospectus contained therein for the shortest amount of time as the Company reasonably determines is necessary and advisable (but in no event for more than an aggregate of 60 days in any consecutive 12-month period commencing on the date hereof or more than an aggregate of 30 days in any consecutive 180-day period (a “Suspension Period”)), if any of the following events shall occur: (1) the majority of the Company’s board of directors determines in good faith, upon the advice of counsel, that an event has occurred or is continuing as a result of which the Registration Statement or Prospectus contained therein contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading causing such Registration Statement or the Prospectus contained therein not to be usable for resale of the Registrable Shares during the period required by this Agreement; (2) the majority of the Company’s board of directors determines in good faith, upon the advice of counsel, that the sale of Registrable Shares pursuant to such Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable laws and the Company has a bona fide business purpose for preserving the confidentiality of such information or disclosure of such information would have a material adverse effect on the Company, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (3) the majority of the Company’s board of directors determines in good faith, upon the advice of counsel, that it is required by law, rule or regulation or Commission-published release or interpretation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement, including for the purpose of (a) including in the Registration Statement any Prospectus required under Section 10(a)(3) of the Securities Act, (b) reflecting in the Prospectus any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein, or (c) including in the Prospectus any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information (each of the events in clause (1), (2) and (3), a “Suspension Event”). Upon the occurrence of any such Suspension Event, the Company shall use commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to permit the Holders to resume sales of such securities as soon as possible and to promptly make available to each selling Holder any such supplement or amendment.

(b) Upon the occurrence of a Suspension Event, the Company shall provide to each Holder a notice (a “Suspension Notice”), which notice shall not include any material non-public information, that a Suspension Event has occurred or is occurring, and each Holder agrees that upon receipt of a Suspension Notice, such Holder will forthwith discontinue disposition of Registrable Shares pursuant to the Registration Statement until (A) such Holder’s receipt of the copies of the supplemented or amended Prospectus that addresses the reasons for providing the Suspension Notice, or (B) it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Each Holder receiving a Suspension Notice hereby agrees that it will, at such Holder’s election, either (1) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession that have been replaced by the Company with more recently dated Prospectuses, or (2) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares that was current at the time of receipt of such notice. Notwithstanding anything herein to the contrary, (A) a Holder shall be entitled to inquire of the Company further details regarding the nature of a Suspension Event for which it has been served a Suspension Notice, and the Company shall use its commercially reasonable efforts to provide any information requested about the Suspension Event to such Holder and (B) the Company shall not serve a Suspension Notice to the Holders, unless, concurrently therewith, it has suspended sales under all other effective registration statements relating to the resale of the Company’s securities.

(c) Each Holder, by its acceptance of the Registrable Shares, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Shares from such Registration Statement.

5. Due Diligence Review; Information.

(a) The Company shall make available, during normal business hours, for inspection and review by the Holders, advisors to and representatives of the Holders (who may or may not be affiliated with the Holders and who are reasonably acceptable to the Company), and any underwriter(s), all financial and other records, all filings with the Commission, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Holders or any such representative, advisor or underwriter in connection with the Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of each Registration Statement for the sole purpose of enabling the Holders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

(b) Notwithstanding anything contained herein to the contrary, the Company shall not disclose material nonpublic information to the Holders, or to advisors to or representatives of the Holders, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Holder wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

6. Indemnification.

(a) To the extent permitted by law, the Company shall indemnify each Holder, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, Prospectus, any amendment or supplement thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration and will reimburse each Holder and each person controlling such Holder for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided, however, that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in preparation of such Registration Statement, Prospectus, or any amendment or supplement thereof; provided further, however, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Shares, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary Prospectus but eliminated or remedied in the amended Prospectus on file with the Commission at the time the Registration Statement becomes effective or in the amended Prospectus filed with the SEC pursuant to Rule 424(b) or in the Prospectus subject to completion under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(b) Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense provided that all legal and other expenses incurred by the Indemnified Party in connection therewith shall be at such Indemnified Party’s expense, and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the foregoing, the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for indemnified Holders as a group, which firm shall be designated by such Holders.

(c) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Holders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Holders. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 5.4 of the Purchase Agreement.

(c) Assignments and Transfers by Holders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. A Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Warrant or Registrable Shares by such Holder to such person, provided that such Holder complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected. Following any such transfer or assignment, such transferee or assignee shall be considered a “Holder” under this Agreement.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Holders, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Shares” shall be deemed to include the securities received by the Holders in connection with such transaction unless such securities are otherwise freely tradable by the Holders after giving effect to such transaction.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or other electronic transmission, which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes the May 2017 Registration Rights Agreement and all prior agreements and understandings between the parties with respect to such subject matter. If any provision of this Agreement is found to conflict with the Purchase Agreement, the provisions of this Agreement shall prevail.

(k) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(l) Personal Jurisdiction.

(i) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan. The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or any of the agreements, documents or instruments delivered in connection herewith or therewith. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(ii) Nothing in this Section 7(l) shall affect the right of the Holders to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(m) WAIVER OF JURY TRIAL. THE COMPANY AND EACH OF THE PURCHASERS EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE ACTIONS OF THE PURCHASERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

(n) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth in the Company’s filings with the Commission, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	ORAGENICS, INC.

By: /s/ Alan Joslyn
Name: Alan Joslyn
Title: Chief Executive Officer

The Holders:	MSD Credit Opportunity Master Fund, L.P.

/s/ Marecello Liguori
Marcello Liguori, Managing Director

[Holder signature page to Registration Rights Agreement]

The Holders:	HARVEST INTREXON ENTERPRISE FUND I, L.P.
By: HARVEST ENTERPRISE GP I, LLC its general partner
By: HARVEST CAPITAL STRATEGIES, LLC its managing member

By: /s/ Joseph Jolson
Name: Joseph Jolson
Title: Chief Executive Officer

HARVEST INTREXON ENTERPRISE FUND I (AI), L.P.
By: HARVEST ENTERPRISE GP I, LLC its general partner
By: HARVEST CAPITAL STRATEGIES, LLC, its managing member

By: /s/ Joseph Jolson
Name: Joseph Jolson
Title: Chief Executive Officer

Address: 600 Montgomery Street, Suite 1700
San Francisco, California 94111

The Holders:	KOSKI FAMILY LIMITED PARTERSHIP

By: /s/ Christine L. Koski
Name: Christine L. Koski
Title: Managing General Partner

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.